Exhibit 4.3

Execution Version

SECURITY AGREEMENT

DATED JANUARY 27, 2017

between

VECTOR TOBACCO INC.

and

U.S. BANK NATIONAL ASSOCIATION

as Collateral Agent

i

THIS AGREEMENT is dated January 27, 2017

BETWEEN:

(1)	VECTOR TOBACCO INC., a Virginia corporation, as grantor (the Grantor); and

(2)	U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Noteholders under the Indenture described below (in this capacity, the Collateral Agent).

BACKGROUND:

The Grantor enters into this Agreement in connection with the Indenture dated January 27, 2017 (as amended, supplemented, or otherwise modified from time to time, the Indenture) by and among Vector Group Ltd. (Vector Group), the Guarantors party thereto and U.S. Bank National Association, as trustee (the Trustee). Pursuant to the Indenture, Vector Group is issuing Notes and the Grantor is guaranteeing the Notes as provided in the Indenture. The Grantor now wishes to secure its obligations under the Indenture by entering into this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

Affiliate means, with respect to a specified Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

The term Collateral means all personal property, wherever located, in which the Grantor now has or later acquires any right, title or interest, including all:

(a)	accounts and chattel paper;

(b)	goods (including equipment, inventory and fixtures);

(c)	health-care-insurance receivables;

(d)	instruments (including promissory notes);

(e)	documents;

(f)	letter-of-credit rights;

(g)	general intangibles (including payment intangibles and software);

(h)	the commercial tort claims described in Schedule 1 (Commercial Tort Claims);

(i)	supporting obligations;

(j)	Intellectual Property;

and to the extent not listed above as original Collateral, proceeds and products of, and accessions to, each of the above assets. The term Collateral excludes (i) any property, right or interest in which a security interest may not be granted under applicable law, (ii) any equity interest of the Grantor in any Affiliate of the Grantor, (iii) any equipment to the extent a grant of a security interest in such equipment would be precluded by or require a consent under the terms and conditions of any existing or future purchase money or other financing of such equipment permitted under the terms of the Indenture, (iv) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (v) any aircraft, aircraft engines or motor vehicles, (vi) any deposit accounts, (vii) any cash and (viii) any investment property.

Copyright Licenses shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to Copyrights or otherwise providing for a covenant not to sue (whether the Grantor is licensee or licensor thereunder) including each agreement referred to in Schedule 2 under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time).

Copyrights shall mean all United States copyrights (including Community designs), including but not limited to copyrights in software and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, moral rights, reversionary interests, termination rights, and, with respect to any and all of the foregoing: (a) all registrations and applications therefor including the registrations and applications required to be listed in Schedule 2 under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (b) all extensions and renewals thereof, (c) all rights to sue for past, present and future infringements thereof, and (d) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

Finance Documents means the Indenture, all Notes issued from time to time under the Indenture, the Purchase Agreement, this Agreement and all other pledges, security agreements, control agreements and all other agreements and documents entered into the connection with the transactions contemplated by the Indenture.

Guarantors means the Grantor and the other guarantors under the Indenture.

Intellectual Property shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

Intellectual Property Licenses shall mean, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses and Trade Secret Licenses.

Lien means any security interest, lien, mortgage, pledge, encumbrance, charge, assignment, hypothecation, adverse claim, claim, or restriction on assignment, transfer or pledge or any other arrangement having the effect of conferring security.

Note means any note issued from time to time under the Indenture.

Noteholder means any Person which from time to time is the holder of a Note.

Obligors means Vector Group and the Guarantors.

Patent Licenses shall mean all agreements, licenses and covenants providing for the granting of any right in or to Patents or otherwise providing for a covenant not to sue (whether the Grantor is licensee or licensor thereunder) including each agreement referred to in Schedule 2 under the heading “Patent Licenses” (as such schedule may be amended or supplemented from time to time).

Patents shall mean all United States patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (a) each patent and patent application required to be listed in Schedule 2 hereto under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (c) all inventions and improvements described therein, (d) all rights to sue for past, present and future infringements thereof, (e) all licenses, claims, damages, and proceeds of suit arising therefrom, and (f) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

Person means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government or any department or agency thereof or any entity similar to any of the foregoing.

Secured Liabilities means each liability and obligation specified in Clause 2 (Secured Liabilities).

Secured Parties means U.S. Bank National Association, as Trustee and Collateral Agent and any other capacity under the Indenture and the Noteholders.

Security means any security interest created by this Agreement.

Security Period means the period beginning on the date of this Agreement and ending on the date on which all the Secured Liabilities have been indefeasibly, unconditionally and irrevocably paid and discharged in full. The Security Period will be extended to take into account any extension or reinstatement of this Agreement under Clause 3.2(b) (General).

Trademark Licenses shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to Trademarks or otherwise providing for a covenant not to sue or permitting co-existence (whether the Grantor is licensee or licensor thereunder) including each agreement required to be listed in Schedule 2 under the heading “Trademark Licenses” (as such schedule may be amended or supplemented from time to time).

Trademarks shall mean all United States trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (a) the registrations and applications referred to in Schedule 2 under the heading “Trademarks” (as such schedule may be amended or supplemented from time to time), (b) all extensions or renewals of any of the foregoing, (c) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (d) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (e) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

Trade Secret Licenses shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether the Grantor is licensee or licensor thereunder) including each agreement referred to in Schedule 2 under the heading “Trade Secret Licenses” (as such schedule may be amended or supplemented from time to time).

Trade Secrets shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (a) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (b) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

UCC means the Uniform Commercial Code as in effect from time to time in the State of New York.

1.2	Construction

(a)	Any term defined in the UCC and not defined in this Agreement has the meaning given to that term in the UCC.

(b)	Any term defined in the Indenture and not defined in this Agreement or the UCC has the meaning given to that term in the Indenture.

(c)	No reference to proceeds in this Agreement authorizes any sale, transfer or other disposition of Collateral by the Grantor.

(d)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(ii)	a Clause, a Subclause, an Exhibit or a Schedule is a reference to a Clause or Subclause of, or an Exhibit or Schedule to, this Agreement;

(iii)	a law is a reference to that law as amended or re-enacted and to any successor law;

(iv)	an agreement is a reference to that agreement as amended;

(v)	fraudulent transfer law means any applicable U.S. Bankruptcy Law or state fraudulent transfer or conveyance statute, and the related case law; and

(vi)	law includes any law, statute, regulation, regulatory requirement, rule, ordinance, ruling, decision, treaty, directive, order, guideline, regulation, policy, writ, judgment, injunction or request of any court or other governmental, inter-governmental or supranational body, officer or official, fiscal or monetary authority, or other ministry or public entity (and their interpretation, administration and application), whether or not having the force of law.

(e)	In this Agreement:

(i)	includes and including are not limiting;

(ii)	or is not exclusive; and

(iii)	the headings are for convenience only, do not constitute part of this Agreement and are not to be used in construing it.

2.	SECURED LIABILITIES

2.1	Secured Liabilities

Each obligation and liability whether:

(a)	present or future, actual, contingent or unliquidated; or

(b)	owed jointly or severally (or in any other capacity whatsoever),

of the Grantor to any Noteholder, the Trustee or the Collateral Agent under or in connection with each Finance Document is a Secured Liability.

2.2	Specification of Secured Liabilities

The Secured Liabilities include any liability or obligation for:

(a)	repayment of the principal of any Note;

(b)	payment of interest and any other amount payable under the Finance Documents;

(c)	payment and performance of all other obligations and liabilities of any Obligor under the Finance Documents;

(d)	payment of any amount owed under any amendment, modification, renewal, extension or novation of any of the above obligations; and

(e)	payment of an amount which arises after a petition is filed by, or against, any Obligor under the US Bankruptcy Code of 1978 even if the obligations do not accrue because of the automatic stay under Section 362 of the US Bankruptcy Code of 1978 or otherwise.

3.	CREATION OF SECURITY

3.1	Security Interest

As security for the prompt and complete payment and performance of the Secured Liabilities when due (whether due because of stated maturity, acceleration, mandatory prepayment, or otherwise) and to induce the Noteholders to purchase the Notes, the Grantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in the Grantor’s right, title and interest in and to the Collateral.

3.2	General

(a)	All the Security created under this Agreement:

(i)	is continuing security for the irrevocable and indefeasible payment in full of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part;

(ii)	is in addition to, and not in any way prejudiced by, any other security now or subsequently held by the Collateral Agent.

(b)	If, at any time for any reason (including the bankruptcy, insolvency, receivership, reorganization, dissolution or liquidation of any Obligor or the appointment of any receiver, intervenor or conservator of, or agent or similar official for, any Obligor or any of their respective properties), any payment received by the Collateral Agent or any Noteholder in respect of the Secured Liabilities is rescinded or avoided or must otherwise be restored or returned by the Collateral Agent or any Noteholder, that payment will not be considered to have been made for purposes of this Agreement, and this Agreement will continue to be effective or will be reinstated, if necessary, as if that payment had not been made.

(c)	This Agreement is enforceable against the Grantor to the maximum extent permitted by the fraudulent transfer laws.

4.	PERFECTION AND FURTHER ASSURANCES

4.1	General perfection

The Grantor must take, at its own expense, promptly, and in any event within any applicable time limit:

(a) whatever action is necessary or reasonably desirable; and

(b) any action which the Collateral Agent may reasonably require,

to ensure that this Security is as of the date Notes are first issued under the Indenture, and will continue to be until the end of the Security Period, a validly created, attached, enforceable and perfected first priority continuing security interest in the Collateral, subject to no Liens other than Permitted Liens and subject in priority to no Liens other than Permitted Prior Liens, in all relevant jurisdictions, securing payment and performance of the Secured Liabilities.

This includes the giving of any notice, order or direction, the making of any filing or registration, the passing of any resolution and the execution and delivery of any documents or agreements which the Collateral Agent may reasonably require.

4.2	Filing of financing statements

(a)	The Grantor authorizes the Collateral Agent to prepare and file, at such Grantor’s expense:

(i)	financing statements describing the Collateral;

(ii)	continuation statements; and

(iii)	any amendment in respect of those statements.

(b)	Promptly after filing an initial financing statement in respect of the Collateral, the Grantor must provide the Collateral Agent with an official report from the Secretary of State of the Commonwealth of Virginia indicating that the Collateral Agent’s security interest in the Collateral provided by the Grantor is prior to all other security interests or other interests reflected in the report, other than Permitted Prior Liens.

4.3	Intellectual Property Recording Requirements

(a)	In the case of any Collateral consisting of U.S. Patents and Patent Licenses in respect of U.S. Patents for which the Grantor is the licensee, the Grantor shall execute and deliver to the Collateral Agent a Patent Security Agreement in substantially the form of Exhibit 1 hereto (or a supplement thereto) covering all such Patents and Patent Licenses in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent.

(b)	In the case of any Collateral consisting of U.S. Trademarks and Trademark Licenses in respect of U.S. Trademarks for which the Grantor is the licensee, the Grantor shall execute and deliver to the Collateral Agent a Trademark Security Agreement in substantially the form of Exhibit 2 hereto (or a supplement thereto) covering all such Trademarks and Trademark Licenses in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent.

(c)	In the case of any Collateral consisting of registered U.S. Copyrights and Copyright Licenses in respect of U.S. Copyrights for which the Grantor is the licensee, the Grantor shall execute and deliver to the Collateral Agent a Copyright Security Agreement in substantially the form of Exhibit 3 hereto (or a supplement thereto) covering all such Copyright and Copyright Licenses in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Collateral Agent.

4.4	Further assurances

(a)	The Grantor must take, at its own expense, promptly, and in any event within any applicable time limit, whatever action may reasonably be required under the Indenture or this Agreement for:

(i)	creating, attaching, perfecting and protecting, and maintaining the priority of, any security interest intended to be created by this Agreement;

(ii)	facilitating the enforcement of this Security or the exercise of any right, power or discretion exercisable by the Collateral Agent or any of its delegates or sub-delegates in respect of any Collateral; and

(iii)	facilitating the assignment or transfer of any rights and/or obligations of the Collateral Agent under this Agreement.

This includes the execution and delivery of any transfer, assignment or other agreement or document, whether to the Collateral Agent or its nominee, which the Collateral Agent may reasonably require.

(b)	The Grantor irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as the Grantor’s true and lawful attorney-in-fact, in the Grantor’s name or in the Collateral Agent’s name or otherwise, and at the Grantor’s expense, to take any of the actions referred to in paragraph (a) above without notice to or the consent of the Grantor. This power of attorney is a power coupled with an interest and cannot be revoked. The Grantor ratifies and confirms all actions taken by the Collateral Agent or its agents under this power of attorney.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Representations and warranties

The representations and warranties set out in this Clause are made by the Grantor to the Collateral Agent and each Noteholder.

5.2	The Grantor

(a)	It is incorporated or organized under the laws of the state indicated in the preamble to this Agreement.

(b)	Its exact legal name, as it appears in the public records of its jurisdiction of incorporation or organization, is as stated in the preamble to this Agreement. It has not changed its name, whether by amendment of its organizational documents, reorganization, merger or otherwise, since its most recent date of change of name, April 1, 2002.

(c)	Its organizational identification number, as issued by its jurisdiction of incorporation is 0469701-7.

(d)	It keeps at its address indicated in Clause 16 (Notices) its corporate records and all records, documents and instruments constituting, relating to or evidencing Collateral.

5.3	The Collateral

(a)	Except as permitted under the Indenture:

(i)	it is the sole legal and beneficial owner of, and has the power to transfer and grant a security interest in, the Collateral;

(ii)	none of the Collateral is subject to any Lien other than the Collateral Agent’s security interest and other Permitted Liens;

(iii)	it has not agreed or committed to sell, assign, pledge, transfer, license, lease or encumber any of the Collateral, or granted any option, warrant or right with respect to any of the Collateral; and

(iv)	no effective mortgage, deed of trust, financing statement, security agreement or other instrument similar in effect is on file or of record with respect to any Collateral, except for those that create, perfect or evidence the Collateral Agent’s security interest and other Permitted Liens.

(b)	No litigation, arbitration or administrative proceedings are current or pending or, to its knowledge, threatened, involving or affecting the Collateral, and none of the Collateral is subject to any order, writ, injunction, execution or attachment, in each case, that would reasonably be expected to have a material adverse effect on the Collateral Agent’s security interest or the Collateral Agent’s rights under this Agreement.

5.4	No liability

Except, in each case, as would not reasonably be expected to adversely affect the Collateral Agent’s security interest or the Collateral Agent’s rights under this Agreement in any material respect:

(a)	Its rights, interests, liabilities and obligations under contractual obligations that constitute part of the Collateral are not affected by this Agreement or the exercise by the Collateral Agent of its rights under this Agreement;

(b)	Neither the Collateral Agent nor any Noteholder, unless it expressly agrees in writing, will have any liabilities or obligations under any contractual obligation that constitutes part of the Collateral as a result of this Agreement, the exercise by the Collateral Agent of its rights under this Agreement or otherwise; and

(c)	Neither the Collateral Agent nor any Noteholder has or will have any obligation to collect upon or enforce any contractual obligation or claim that constitutes part of the Collateral, or to take any other action with respect to the Collateral.

5.5	Consideration and solvency

(a)	Terms used in this Clause have the meanings given to them in, and must be construed in accordance with, the fraudulent transfer laws.

(b)	It will receive valuable direct and indirect benefits as a result of the transactions financed by the issuance of the Notes and these benefits constitute “reasonably equivalent value” and “fair consideration” as those terms are used in the fraudulent transfer laws.

(c)	To the best of its knowledge, the Secured Parties have acted in good faith in connection with the transactions contemplated by this Agreement.

(d)	The sum of its debts (including its obligations under this Agreement) is less than the value of its property (calculated at the lesser of fair valuation and present fair saleable value).

(e)	Its capital is not unreasonably small to conduct its business as currently conducted or as proposed to be conducted.

(f)	It has not incurred, does not intend to incur and does not believe it will incur debts beyond its ability to pay as they mature.

(g)	It has not made a transfer or incurred an obligation under this Agreement with the intent to hinder, delay or defraud any of its present or future creditors.

5.6	Intellectual Property

(a)	It is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 2 (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use and, where the Grantor does so, sublicense others to use, all other Intellectual Property used in and necessary to conduct its business, in each case, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Schedule 2 (as such schedule may be amended or supplemented from time to time).

(b)	All Intellectual Property material to its business and owned by the Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is any of the Intellectual Property material to its business and owned by the Grantor the subject of a reexamination proceeding, and the Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks material to its business in full force and effect.

(c)	All Intellectual Property material to its business and owned by the Grantor is valid and enforceable; no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity or scope of, the Grantor’s right to register, or the Grantor’s rights to own or use, any Intellectual Property material to its business and no such action or proceeding is pending or, to the best of the Grantor’s knowledge, threatened.

(d)	All registrations and applications for Copyright registrations, Patents and Trademark registrations material to the Grantor’s business and owned or purported to be owned by the Grantor are standing in the name of the Grantor, and none of the Grantor’s Trademarks, Patents, Copyrights or Trade Secrets material to the Grantor’s business has been licensed by the Grantor to any Affiliate or third party, except as disclosed in Schedule 2 (as such schedule may be amended or supplemented from time to time), and all exclusive Copyright Licenses of the Grantor have been properly recorded in the U.S. Copyright Office.

(e)	The Grantor has not made a previous assignment, sale, transfer, exclusive license or agreement constituting a present or future assignment, sale, transfer, exclusive license or agreement of any Intellectual Property material to its business that has not been terminated or released.

(f)	The Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks material to its business, proper marking practices in connection with the use of Patents material to its business, and appropriate notice of copyright in connection with the publication of Copyrights material to its business.

(g)	The Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral material to its business and has taken all action necessary to insure that all licensees of the Trademark Collateral owned by the Grantor and material to its business use such adequate standards of quality.

(h)	To the best of such Grantor’s knowledge, the conduct of such Grantor’s business does not infringe upon or misappropriate or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right of any other Person; no claim has been made that the use of any Intellectual Property owned or used by the Grantor (or any of its respective licensees) and material to its business infringes upon, misappropriates or otherwise violates the asserted rights of any other Person, and no demand that the Grantor enter into a license or co-existence agreement has been made but not resolved.

(i)	To the best of the Grantor’s knowledge, no other Person is infringing upon, misappropriating or otherwise violating any rights in any Intellectual Property material to the Grantor’s business owned, licensed or used by the Grantor, or any of its respective licensees.

(j)	No settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by the Grantor or bind the Grantor in a manner that could adversely affect in any material respect the Grantor’s rights to own, license or use any Intellectual Property material to its business.

5.7	Times for making representations and warranties

(a)	The representations and warranties set out in this Agreement (including in this Clause) are made on the date of this Agreement.

(b)	Unless a representation and warranty is expressed to be given at a specific date, all representations and warranties under this Agreement are deemed to be repeated by the Grantor on the date of each issuance of Notes under the Indenture with reference to the facts and circumstances then existing.

(c)	When representations and warranties are repeated, they are applied to the circumstances existing at the time of repetition.

(d)	The representations and warranties of the Grantor contained in this Agreement or made by the Grantor in any certificate, notice or report delivered under this Agreement will survive each issuance of Notes and any transfer or assignment of the Notes.

6.	UNDERTAKINGS

6.1	Undertakings

The Grantor agrees to be bound by the covenants set out in this Clause.

6.2	The Grantor

(a)	Except as permitted under the Indenture, the Grantor must preserve its corporate or limited liability company existence and will not, except as permitted by the Indenture, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets.

(b)	The Grantor may not change the jurisdiction of its incorporation or organization without providing the Collateral Agent with at least 30 days’ prior written notice.

(c)	The Grantor may not change its name without providing the Collateral Agent with at least 30 days’ prior written notice.

(d)	The Grantor must keep at its address indicated in, or otherwise notified to the Collateral Agent pursuant to, Clause 16 (Notices) its corporate records and all records, documents and instruments constituting, relating to or evidencing Collateral.

(e)	The Grantor will permit the Collateral Agent and its agents and representatives, during normal business hours and upon reasonable notice, to inspect the Collateral, to examine and make copies of and abstracts from the records referred to in paragraph (d) above, and to discuss matters relating to the Collateral directly with the Grantor’s officers and employees.

(f)	At the Collateral Agent’s request, the Grantor must provide the Collateral Agent with any information concerning the Collateral that the Collateral Agent may reasonably request.

6.3	The Collateral

(a)	Except as permitted by the Indenture or this Agreement, the Grantor:

(i)	must maintain sole legal and beneficial ownership of the Collateral;

(ii)	must not permit any Collateral to be subject to any Lien other than the Collateral Agent’s security interest and other Permitted Liens and must at all times warrant and defend the Collateral Agent’s security interest in the Collateral against all other Liens (other than Permitted Liens) and claimants;

(iii)	must not sell, assign, transfer, pledge, license, lease or further encumber, or grant any option, warrant, or right with respect to, any of the Collateral, or agree or contract to do any of the foregoing;

(iv)	must not waive, amend or terminate, in whole or in part, any material accessory or ancillary right or other right in respect of any Collateral; and

(v)	must not take any action which would result in a reduction in the value of any Collateral.

(b)	The Grantor will pay, prior to delinquency, all material taxes, assessments and governmental levies imposed on or in respect of Collateral and all claims against the Collateral, including claims for labor, materials and supplies, in each case, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Collateral Agent.

(c)	In any suit, legal action, arbitration or other proceeding involving the Collateral or the Collateral Agent’s security interest, the Grantor must take all lawful action to avoid impairment of the Collateral Agent’s security interest or the Collateral Agent’s rights under this Agreement or the imposition of a Lien (other than Permitted Liens) on any Collateral.

6.4	Intellectual Property

(a)	It shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of the Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein (except, in each case, to the extent such action or inaction is deemed advisable in such Grantor’s reasonable business judgment).

(b)	It shall not, with respect to any Trademarks, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and the Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality (except, in each case, to the extent such action or inaction is deemed advisable in such Grantor’s reasonable business judgment).

(c)	It shall, within thirty (30) days of the creation or acquisition or exclusive license of any Copyrightable work which is material to the business of the Grantor, apply to register the Copyright and, in the case of an exclusive Copyright License, record such license, in the United States Copyright Office.

(d)	It shall promptly notify the Collateral Agent if it knows or has reason to know that any item of Intellectual Property material to its business has become (i)

abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office or the United States Copyright Office (iv) the subject of any reversion or termination rights.

(e)	It shall take all reasonable steps in the United States Patent and Trademark Office and the United States Copyright Office to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by or exclusively licensed to the Grantor which is now or shall become included in the Intellectual Property including those items on Schedule 2 (as such may be amended or supplemented from time to time).

(f)	It shall hereafter use best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision would materially impair or prevent the creation of a security interest in, or the assignment of, the Grantor’s rights and interests in any property included within the definitions of any Intellectual Property material to its business acquired under such contracts.

(g)	In the event that any Intellectual Property owned by or exclusively licensed to the Grantor is infringed, misappropriated, or diluted by a third party, the Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, to the extent such action is deemed advisable in such Grantor’s reasonable business judgment, the initiation of a suit for injunctive relief and to recover damages.

(h)	It shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents.

(i)	It shall use proper statutory notice in connection with its use of any of the Intellectual Property.

(j)	It shall continue to collect, at its own expense, all amounts due or to become due to the Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, the Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action as the Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require the Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

6.5	Notices

(a)	The Grantor must give the Collateral Agent prompt notice of the occurrence of any of the following events:

(i)	any pending or threatened claim, suit, legal action, arbitration or other proceeding involving or affecting the Grantor or any Collateral which would reasonably be expected to materially impair the Collateral Agent’s security interest or the Collateral Agent’s rights under this Agreement or result in the imposition of a Lien (other than Permitted Liens) on any Collateral;

(ii)	any loss or damage to any material portion of the Collateral; or

(iii)	any representation or warranty contained in this Agreement is or becomes untrue, incorrect or incomplete in any material respect.

(b)	Each notice delivered under this Clause, must include:

(i)	reasonable details about the event; and

(ii)	the Grantor’s proposed course of action.

Delivery of a notice under this Clause does not affect the Grantor’s obligations to comply with any other term of this Agreement.

7.	WHEN SECURITY BECOMES ENFORCEABLE

Subject to the terms of the Indenture, this Security may be enforced by the Collateral Agent at any time after an Event of Default has occurred.

8.	ENFORCEMENT OF SECURITY

8.1	[Reserved]

8.2	General

(a)	After this Security has become enforceable, the Collateral Agent may immediately, in its absolute discretion, exercise any right under:

(i)	applicable law; or

(ii)	this Agreement,

to enforce all or any part of the Security in respect of any Collateral in any manner or order it sees fit.

(b)	This includes:

(i)	any rights and remedies available to the Collateral Agent under applicable law and under the UCC (whether or not the UCC applies to the affected Collateral and regardless of whether or not the UCC is the law of the jurisdiction where the rights or remedies are asserted) as if those rights and remedies were set forth in this Agreement in full;

(ii)	transferring or assigning to, or registering in the name of, the Collateral Agent or its nominees any of the Collateral;

(iii)	exercising any consent and other rights relating to any Collateral;

(iv)	performing or complying with any contractual obligation that constitutes part of the Collateral;

(v)	receiving, endorsing, negotiating, executing and delivering or collecting upon any check, draft, note, acceptance, account, instrument, document, letter of credit, contract, agreement, receipt, release, bill of lading, invoice, endorsement, assignment, bill of sale, deed, security, share certificate, stock power, proxy, or instrument of conveyance or transfer constituting or relating to any Collateral;

(vi)	asserting, instituting, filing, defending, settling, compromising, adjusting, discounting or releasing any suit, action, claim, counterclaim, right of set-off or other right or interest relating to any Collateral;

(vii)	executing and delivering acquittances, receipts and releases in respect of Collateral; and

(viii)	exercising any other right or remedy available to the Collateral Agent under the other Finance Documents or any other agreement between the parties.

8.3	Collections after an Event of Default

(a)	If an Event of Default occurs and is continuing, the Grantor must hold all funds and other property received or collected in respect of the Collateral in trust for the Collateral Agent, and must keep these funds and this other property segregated from all other funds and property so as to be capable of identification.

(b)	The Grantor must deliver those funds and that other property to the Collateral Agent in the identical form received, properly endorsed or assigned when required to enable the Collateral Agent to complete collection.

(c)	After the occurrence and during the continuation of an Event of Default, the Grantor may not settle, compromise, adjust, discount or release any claim in respect of Collateral, and the Grantor may not accept any returns of merchandise other than in the ordinary course of business.

8.4	Collateral Agent’s rights upon default

(a)

The Grantor irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as the Grantor’s true and lawful attorney-in-fact, in the Grantor’s name or in the Collateral Agent’s name or otherwise, and at the Grantor’s expense, to take any of the actions authorized by this Agreement or permitted under applicable law upon the occurrence and during the continuation of an Event of Default, without notice to or the consent of the Grantor. This power of attorney is a power coupled with an interest and cannot be revoked. The Grantor ratifies and confirms all actions taken by the Collateral Agent or its agents under this power of attorney.

(b)	The Grantor agrees that 10 days’ notice shall constitute reasonable notice in connection with any sale, transfer or other disposition of Collateral.

(c)	The Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of Collateral.

(d)	The grant to the Collateral Agent under this Agreement of any right, power or remedy does not impose upon the Collateral Agent any duty to exercise that right, power or remedy. The Collateral Agent will have no obligation to take any steps to preserve any claim or other right against any Person or with respect to any Collateral.

(e)	The Grantor bears the risk of loss, damage, diminution in value, or destruction of the Collateral.

(f)	The Collateral Agent will have no responsibility for any act or omission of any courier, bailee, broker, bank, investment bank or any other Person chosen by it with reasonable care.

(g)	The Collateral Agent makes no express or implied representations or warranties with respect to any Collateral or other property released to the Grantor or its successors and assigns.

(h)	The Grantor agrees that the Collateral Agent will have met its duty of care under applicable law if it holds, maintains and disposes of Collateral in the same manner that it holds, maintains and disposes of property for its own account.

(i)	Except as set forth in this Clause or as required under applicable law, the Collateral Agent will have no duties or obligations under this Agreement or otherwise with respect to the Collateral.

(j)	The sale, transfer or other disposition under this Agreement of any right, title, or interest of the Grantor in any item of Collateral will:

(i)	operate to divest the Grantor permanently and all Persons claiming under or through the Grantor of that right, title, or interest, and

(ii)	be a perpetual bar, both at law and in equity, to any claims by the Grantor or any Person claiming under or through the Grantor with respect to that item of Collateral.

8.5	No marshaling

(a)	The Collateral Agent need not, and the Grantor irrevocably waives and agrees that it will not invoke or assert any law requiring the Collateral Agent to:

(i)	attempt to satisfy the Secured Liabilities by collecting them from any other Person liable for them; or

(ii)	marshal any security or guarantee securing payment or performance of the Secured Liabilities or any particular asset of the Grantor.

(b)	The Collateral Agent may release, modify or waive any collateral or guarantee provided by any other Person to secure any of the Secured Liabilities, without affecting the Collateral Agent’s rights against the Grantor.

8.6	Grant of Intellectual Property License

For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under this Clause 8 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by the Grantor, wherever the same may be located. Such license shall be subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of the Grantor to avoid the risk of invalidation of said Trademarks. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

9.	APPLICATION OF PROCEEDS

Any moneys received in connection with the Collateral by the Collateral Agent after this Security has become enforceable must be applied in the following order of priority:

(a)	first, in or towards payment of or provision for all costs and expenses incurred by the Collateral Agent in connection with the enforcement of this Security;

(b)	second, in or towards payment of, or provision for, the Secured Liabilities; and

(c)	third, in payment of the surplus (if any) to the Grantor or any other Person entitled to it under applicable law.

This Clause is subject to the payment of any claims having priority over this Security under mandatory provisions of applicable law. This Clause does not prejudice the right of any Noteholder to recover any shortfall from the Grantor.

10.	EXPENSES AND INDEMNITY

(a)	The Grantor must pay promptly on demand to the Collateral Agent all costs and expenses incurred by the Collateral Agent, any Noteholder, attorney, manager, delegate, sub-delegate, agent or other Person appointed by the Collateral Agent under this Agreement for the purpose of enforcing its rights under this Agreement. This includes:

(i)	costs of foreclosure and of any transfer, disposition or sale of Collateral;

(ii)	costs of maintaining or preserving the Collateral or assembling it or preparing it for transfer, disposition or sale;

(iii)	costs of obtaining money damages; and

(iv)	fees and expenses of attorneys employed by the Collateral Agent for any purpose related to this Agreement or the Secured Liabilities, including consultation, preparation and negotiation of any amendment or restructuring, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration.

(b)	The Grantor must indemnify and keep indemnified the Secured Parties and their respective affiliates, directors, officers, representatives and agents from and against all claims, liabilities, obligations, losses, damages, penalties, judgments, costs and expenses of any kind (including attorney’s fees and expenses) which may be imposed on, incurred by or asserted against any of them by any Person (including any Noteholder) in any way relating to or arising out of:

(i)	this Agreement;

(ii)	the Collateral;

(iii)	the Collateral Agent’s security interest in the Collateral;

(iv)	any Event of Default;

(v)	any action taken or omitted by the Collateral Agent under this Agreement or any exercise or enforcement of rights or remedies under this Agreement; or

(vi)	any transfer sale or other disposition of or any realization on Collateral.

(c)	The Grantor will not be liable to an indemnified party to the extent any liability results from that indemnified party’s gross negligence or willful misconduct. Payment by an indemnified party will not be a condition precedent to the obligations of the Grantor under this indemnity.

(d)	This Clause survives the issuance of the Notes, the repayment of the Notes, any transfer or assignment of the Notes and the termination of this Agreement.

11.	EVIDENCE AND CALCULATIONS

In the absence of manifest error, the records of the Collateral Agent are conclusive evidence of the existence and the amount of the Secured Liabilities.

12.	CHANGES TO THE PARTIES

12.1	Grantor

The Grantor may not assign, delegate or transfer any of its rights or obligations under this Agreement without the consent of the Collateral Agent, and any purported assignment, delegation or transfer in violation of this provision shall be void and of no effect.

12.2	Collateral Agent

The Collateral Agent may assign or transfer its rights and obligations under this Agreement in the manner permitted under the Indenture.

12.3	Successors and assigns

This Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the Grantor and the Collateral Agent.

13.	MISCELLANEOUS

13.1	Amendments and waivers

Any term of this Agreement may be amended or waived only by the written agreement of the Grantor and the Collateral Agent.

13.2	Waivers and remedies cumulative

(a)	The rights and remedies of the Collateral Agent under this Agreement:

(i)	may be exercised as often as necessary;

(ii)	are cumulative and not exclusive of its rights under applicable law; and

(iii)	may be waived only in writing and specifically.

(b)	Delay in exercising, or non-exercise, of any right or remedy under this Agreement is not a waiver of that right or remedy.

13.3	Counterparts

This Agreement may be executed in counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

14.	SEVERABILITY

If any term of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

(b)	the legality, validity or enforceability in any other jurisdiction of that or any other term of this Agreement.

15.	RELEASE

At the end of the Security Period and at the other times provided in the Indenture, the Collateral Agent must, at the request and cost of the Grantor, take whatever action is necessary to release all or any applicable part of the Collateral from this Security in accordance with the terms of the Indenture.

16.	NOTICES

16.1	Notices

Any communication in connection with this Agreement must be in writing and, unless otherwise stated, must be given in person, by first class mail (registered or certified, return receipt requested), overnight courier guaranteeing next day delivery, or by fax.

16.2	Contact details

(a)	The contact details of the Grantors for this purpose are:

Vector Tobacco Inc.
Address:	3800 Paramount Parkway
Suite 250
PO Box 2010
Morrisville, NC 27560
Fax:	(305) 579-8016
Attention:	Marc N. Bell

(b)	The contact details of the Collateral Agent for this purpose are:

U.S. Bank National Association
Address:	Global Corporate Trust Services
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Fax:	(651) 466-7430
Attention:	Joshua A. Hahn

(c)	Either party may change its contact details by giving five Business Days’ notice to the other party.

(d)	Where a party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

16.3	Effectiveness

(a)	Except as provided below, any communication in connection with this Agreement will be deemed to be given as follows:

(i)	if delivered in person, at the time of delivery;

(ii)	if by fax, when sent with confirmation of transmission.

(b)	A communication given under this Clause but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

17.	GOVERNING LAW

This Agreement, the relationship between the Grantor, the Secured Parties and any claim or dispute (whether sounding in contract, tort, statute or otherwise) relating to this Agreement or that relationship shall be governed by and construed in accordance with law of the State of New York including section 5-1401 of the New York General Obligations Law but excluding any other conflict of law rules that would lead to the application of the law of another jurisdiction. If the law of a jurisdiction other than New York is, under section 1-105(2) of the UCC, mandatorily applicable to the perfection, priority or enforcement of any security interest granted under this Agreement in respect of any particular Collateral, that other law shall apply solely to the matters of perfection, priority or enforcement to which it is mandatorily applicable.

18.	ENFORCEMENT

18.1	Jurisdiction

(a)	Each of the Parties agrees that any New York State court or Federal court sitting in the City and County of New York has jurisdiction to settle any disputes in connection with this Agreement and accordingly submits to the jurisdiction of those courts.

(b)	Each of the Parties:

(i)	waives objection to the New York State and Federal courts on grounds of personal jurisdiction, inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and

(ii)	agrees that a judgment or order of a New York State or Federal court in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

(c)	Nothing in this Clause limits the right of the Collateral Agent or any Noteholder to bring proceedings against the Grantor in connection with this Agreement:

(i)	in any other court of competent jurisdiction; or

(ii)	concurrently in more than one jurisdiction.

18.2	Service of Process

The Grantor consents to the service of process relating to any proceedings by a notice given in accordance with Clause 16 (Notices) above.

18.3	Complete Agreement

This Agreement and the other Finance Documents contain the complete agreement between the parties on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.

18.4	Waiver of Jury Trial

THE GRANTOR AND THE COLLATERAL AGENT (FOR ITSELF AND ON BEHALF OF THE NOTEHOLDERS) WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

The undersigned, intending to be legally bound, have executed and delivered this Agreement on the date stated at the beginning of this Agreement.

SIGNATORIES

IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

Grantor

VECTOR TOBACCO INC.

By:	/s/ Francis G. Wall
Name:	Francis G. Wall
Title:	Vice President of Finance, Treasure and Chief Financial Officer

(Signature Page to Security Agreement – Vector Tobacco Inc.)

Collateral Agent

U.S. BANK NATIONAL ASSOCIATION as Collateral Agent

By:	/s/ Joshua A. Hahn
Name:	Joshua A. Hahn
Title:	Vice President

(Signature Page to Security Agreement – Vector Tobacco Inc.)

SCHEDULE 1

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 2

INTELLECTUAL PROPERTY

Copyrights:

Registrations

Title	Reg. No. Reg. Date	Status	Owner
Quest 1 cigarette packaging in blue	VA0001390735 12/22/2005	Registered	Vector Tobacco, Inc.

Applications:

None.

Copyright Licenses:

None.

Patents:

Registrations:

Title	App. No. App. Date	Patent No. Issue Date	Status	Owner

Reduced risk tobacco products and methods of making same	14102340 12/10/2013	9439452 9/13/2016	Issued	Vector Tobacco Inc.

Global gene expression analysis of human bronchial epithelial cells exposed to cigarette smoke, smoke condensates, or components thereof	10593596 7/27/2007	7727715 6/1/2010	Issued	Vector Tobacco Inc.

Approaches to identify less harmful tobacco and tobacco products	11596088 4/4/2008	7662565 2/16/2010	Issued	Vector Tobacco Inc. Frank Traganos Zbigniew Darzynkiewicz
Method of making a smoking composition	10871863 6/18/2004	6959712 11/1/2005	Issued	Vector Tobacco Inc.

Method of making a smoking composition	10007724 11/9/2001	6789548 9/14/2004	Issued	Vector Tobacco Inc.

Applications:

Title	App. No. App. Date	Patent No. Issue Date	Status	Owner
Reduced risk tobacco products and methods of making same	15/243675 8/22/2016		Pending	Vector Tobacco Inc.

Patent Licenses:

None.

Trademarks:

Registrations:

Trademark	App. No. App. Date	Reg. No. Reg. Date	Status	Owner
EAGLE 20’S	73065753 14-OCT-1975	1041041 08-JUN-1976	Renewed in 2016	Vector Tobacco Inc.

SILVER EAGLE	78632586 18-MAY-2005	3140520 05-SEP-2006	Renewed in 2016	Vector Tobacco Inc.

Applications:

Trademark	App. No. App. Date	Reg. No. Reg. Date	Status	Owner

WHY PAY MORE?	87265921 12-DEC-2016		Pending	Vector Tobacco Inc.

Trademark Licenses:

None.

Trade Secret Licenses:

None.

EXHIBIT 1

Form of Patent Security Agreement

(see attached)

FORM OF

PATENT SECURITY AND PLEDGE AGREEMENT

This PATENT SECURITY AND PLEDGE AGREEMENT, dated as of [                     , 2017] (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by Vector Tobacco Inc., a Virginia corporation (the “Grantor”) in favor of U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the Noteholders (as defined in the Security Agreement referred to below).

WHEREAS, the Grantor has guaranteed the Notes issued under the Indenture, dated as of January 27, 2017 (as amended, supplemented, or otherwise modified from time to time, the “Indenture”) among Vector Group Ltd. (the “Issuer”), the Grantor and certain of the Issuer’s other direct and indirect subsidiaries and the Collateral Agent, in its capacity as trustee thereunder.

WHEREAS, it is a condition precedent to the obligations of the Collateral Agent under the Indenture that the Grantor shall have executed and delivered that certain Security Agreement, dated as of January 27, 2017, in favor of the Collateral Agent (as amended, supplemented, replaced or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted a security interest in certain Property, including certain Intellectual Property of such Grantor to the Collateral Agent for the benefit of the Secured Parties, and has agreed as a condition thereof to execute this Agreement for recording with the United States Patent and Trademark Office and other applicable Governmental Authorities.

WHEREAS, this Agreement is supplemental to the provisions contained in the Security Agreement and, in the event of an inconsistency among them, the Security Agreement shall control over this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

1.

DEFINITIONS.

1.1 Terms Defined in the Security Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement.

1.2 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Assignment of Patents” has the meaning set forth in Section 2.2 herein.

“Patent Collateral” has the meaning set forth in Section 2.1 herein.

“PTO” means the United States Patent and Trademark Office.

1.3 Rules of Construction. Unless otherwise provided herein, the rules of construction set forth in Section 1.2 of the Security Agreement shall be applicable to this Agreement.

2.

GRANT OF SECURITY INTEREST.

2.1 Security Interest. As collateral security for the payment and performance in full of all of the Secured Liabilities, the Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and lien on all of such Grantor’s right, title and interests in all Patents and Patent Licenses, including the Patents and Patent Licenses referred to on Schedule A hereto (as such schedule may be amended or supplemented from time to time), in each case whether now or hereafter existing or arising or in which such Grantor now has or hereafter owns, acquires or develops an interest and wherever located (collectively, the “Patent Collateral”).

2.2 Assignment of Patents upon Default. The Grantor acknowledges that the Collateral Agent has the right, pursuant to the power of attorney granted the Collateral Agent hereunder and under the Security Agreement, upon the occurrence and during the continuance of an Event of Default, to execute on behalf of such Grantor an assignment of Patents and Patent Licenses that constitute Patent Collateral in substantially the form of Exhibit 1 hereto (each an “Assignment of Patents”) for the sole purpose of effecting the Collateral Agent’s exercise of its remedies under Section 8 of the Security Agreement. In furtherance of the foregoing, the Grantor hereby authorizes the Collateral Agent to complete, execute and record with the PTO an Assignment of Patents on behalf of such Grantor upon the occurrence and during the continuance of an Event of Default for the sole purpose of effecting the Collateral Agent’s exercise of its remedies under Section 8 of the Security Agreement.

2.3 Conditional Assignment. In addition to, and not by way of limitation of, the grant and pledge of the Patent Collateral provided in Section 2.1, the Grantor hereby grants, assigns, transfers, conveys and sets over to the Collateral Agent, for the benefit of the Secured Parties, such Grantor’s entire right, title and interest in and to the Patent Collateral; provided, that such grant, assignment, transfer and conveyance shall be and become of force and effect only (a) in connection with the Collateral Agent’s exercise of its rights and remedies in strict accordance with the terms of the Security Agreement, and (b) upon or after the occurrence and during the continuance of an Event of Default and (c) either (i) upon the written demand of the Collateral Agent at any time during such continuance or (ii) immediately and automatically (without notice or action of any kind by the Collateral Agent) upon an Event of Default for which acceleration of the payment of the Notes is automatic under the Indenture or upon the sale or other disposition of or foreclosure upon the Collateral pursuant to the Security Agreement and applicable law (including the transfer or other disposition of the Collateral by the Grantor to the Collateral Agent or its nominee in lieu of foreclosure).

2.4 Supplemental to Security Agreement. Pursuant to the Security Agreement the Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and lien on the Collateral (including the Patent Collateral). The Security Agreement, and all rights and interests of the Collateral Agent in and to the Collateral (including the Patent Collateral) thereunder, are hereby ratified and confirmed in all respects. In no event shall this Agreement, the grant, assignment, transfer and conveyance of the Patent Collateral hereunder, or the recordation of this Agreement (or any other document hereunder) with the PTO, adversely affect or impair, in any way or to any extent, the Security Agreement, the security interest of the Collateral Agent in the Collateral (including the Patent Collateral) pursuant to the Security Agreement, the attachment and perfection of such security interest under the UCC (including the security interest in the Patent Collateral), or any present or future rights and interests of the Collateral Agent in and to the Collateral under or in connection with the Security Agreement or the UCC. Any and all rights and interests of the Collateral Agent in and to the Patent Collateral (and any and all obligations of the Grantor with respect to the Patent Collateral) provided herein, or arising hereunder or in connection herewith, shall only supplement and be cumulative and in addition to the rights and interests of the Collateral Agent (and the obligations of the Grantor) in, to or with respect to the Collateral (including the Patent Collateral) provided in or arising under or in connection with the Security Agreement and shall not be in derogation thereof.

3.

AFTER-ACQUIRED PATENTS

3.1 After-acquired Patents. If, after the execution of this Agreement and before the end of the Security Period, the Grantor shall obtain any right, title or interest in or to any new patentable inventions or become entitled to the benefit of any Patents or Patent Licenses for any reissue, division, or continuation, of any Patent, the provisions of this Agreement shall automatically apply thereto and such Grantor shall promptly provide to the Collateral Agent notice thereof in writing and execute and deliver to the Collateral Agent such documents or instruments as the Collateral Agent may reasonably request further to implement, preserve or evidence the Collateral Agent’s interest therein.

3.2 Amendment to Schedule. The Grantor authorizes the Collateral Agent to modify this Agreement and the Assignments of Patents, without the necessity of such Grantor’s further approval or signature, by amending Schedule A hereto and the Annex to each Assignment of Patents to include any future or other Patents or Patent Licenses that become part of the Patent Collateral under Section 2 or Section 3.1.

4.

GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement, the relationship between the parties hereunder and any claim or dispute (whether sounding in contract, tort, statute or otherwise) relating to this Agreement or that relationship shall be governed by and construed in accordance with law of the State of New York including section 5-1401 of the New York General Obligations Law but excluding any other conflict of law rules that would lead to the application of the law of another jurisdiction. If the law of a jurisdiction other than New York is, under section 1-105(2) of the UCC, mandatorily applicable to the perfection, priority or enforcement of any security interest granted under this Agreement in respect of any Patent Collateral, that other law shall apply solely to the matters of perfection, priority or enforcement to which it is mandatorily applicable.

5.

MISCELLANEOUS.

5.1 Headings. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Grantor and its respective successors and assigns, and shall inure to the benefit of the Secured Parties and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Grantor acknowledges receipt of a copy of this Agreement.

5.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Signatures begin on next page]

IN WITNESS WHEREOF, this Patent Security and Pledge Agreement has been executed and delivered by its duly authorized officer as of the day and year first above written.

[ ], as Grantor

By:
Name:
Title:

U.S. Bank National Association, as Collateral Agent

By:
Name:
Title:

Schedule A

to the Patent Security and Pledge Agreement

[To be completed by the Grantor]

Grantor: [            ]

Issued U.S. Patents of Grantor

Patent No.	Issue Date	Title

Schedule A

to the Patent Security and Pledge Agreement

Pending U.S. Patent Applications of Grantor

Serial No.	Filing Date	Title

EXHIBIT 1

ASSIGNMENT OF PATENTS

WHEREAS,                     , a                      organized and existing under the laws of the State of                     , having a place of business at                          (the “Assignor”), has adopted and used and is using the patents (the “Patents”) identified on the Annex hereto, and is the owner of such Patents; and

WHEREAS, U.S. Bank National Association, having a place of business at 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota 55107-2292 (the “Assignee”), is desirous of acquiring the Patents;

WHEREAS, the Assignor and the Assignee have entered into that certain Patent Security and Pledge Agreement, dated as of                     , 20     (as may be amended, Patent Collateral Agreement”). Capitalized terms used and not defined herein have the meanings given such terms in the Patent Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Assignor does hereby assign, sell and transfer unto the Assignee all right, title and interest in and to the Patents, together with (i) the Issued Patents and Patent Applications identified on the Annex attached hereto and incorporated herein by reference, (ii) the goodwill of the business symbolized by and associated with the Patents, and (iii) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements of or damage or injury to the Patents or such associated goodwill.

This Assignment of Patents is intended to and shall take effect at such time as the Assignee shall complete this instrument by signing its acceptance of this Assignment of Patents below.

IN WITNESS WHEREOF, the Assignor, by its duly authorized officer, has executed this assignment,             , on this      day of                     , 20    .

[ ]

By:
Name:
Title:

The foregoing assignment of the Patents by the Assignor to the Assignee is hereby accepted as of the      day of                     , 20    .

U.S. Bank National Association

By:
Name:
Title:

COMMONWEALTH OR STATE OF                                     )

                                         ) ss.

COUNTY OF

On this the      day of                     , 20    , before me appeared                     , the person who signed this instrument, who acknowledged that (s)he is the              of             , and that being duly authorized (s)he signed such instrument as a free act on behalf of             .

Notary Public
[Seal]
My commission expires:

ANNEX

U.S. PATENT REGISTRATIONS AND APPLICATIONS

Title	App. No. Filing Date	Patent No. Issue Date	Security Interest

EXHIBIT 2

Form of Trademark Security Agreement

(see attached)

FORM OF

TRADEMARK SECURITY AND PLEDGE AGREEMENT

This TRADEMARK SECURITY AND PLEDGE AGREEMENT, dated as of [                     , 2017] (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by Vector Tobacco Inc., a Virginia corporation (the “Grantor”) in favor of U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the Noteholders (as defined in the Security Agreement referred to below).

WHEREAS, the Grantor has guaranteed the Notes issued under the Indenture, dated as of January 27, 2017 (as amended, supplemented, or otherwise modified from time to time, the “Indenture”) among Vector Group Ltd. (the “Issuer”), the Grantor and certain of the Issuer’s other direct and indirect subsidiaries and the Collateral Agent, in its capacity as trustee thereunder.

WHEREAS, it is a condition precedent to the obligations of the Collateral Agent under the Indenture that the Grantor shall have executed and delivered that certain Security Agreement, dated as of January 27, 2017, in favor of the Collateral Agent (as amended, supplemented, replaced or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted a security interest in certain Property, including certain Intellectual Property of the Grantor to the Collateral Agent for the benefit of the Secured Parties, and has agreed as a condition thereof to execute this Agreement for recording with the United States Patent and Trademark Office and other applicable Governmental Authorities.

WHEREAS, this Agreement is supplemental to the provisions contained in the Security Agreement and, in the event of an inconsistency among them, the Security Agreement shall control over this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

1.

DEFINITIONS.

1.1 Terms Defined in the Security Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement.

1.2 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Assignment of Marks” has the meaning set forth in Section 2.2 herein.

“PTO” means the United States Patent and Trademark Office.

“Trademark Collateral” has the meaning set forth in Section 2.1 herein.

1.3 Rules of Construction. Unless otherwise provided herein, the rules of construction set forth in Section 1.2 of the Security Agreement shall be applicable to this Agreement.

2.

GRANT OF SECURITY INTEREST.

2.1 Security Interest. As collateral security for the payment and performance in full of all of the Secured Liabilities, the Grantor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and lien on all of such Grantor’s right, title and interest in all Trademarks, Trademark Licenses, Trade Secrets and Trade Secret Licenses, including the Trademarks, Trademark Licenses and Trade Secret Licenses referred to on Schedule A hereto (as such schedule may be amended or supplemented from time to time), in each case whether now or hereafter existing or arising or in which such Grantor now has or hereafter owns, acquires or develops an interest and wherever located (collectively, the “Trademark Collateral”).

2.2 Assignment of Trademarks upon Default. The Grantor acknowledges that the Collateral Agent has the right, pursuant to the power of attorney granted the Collateral Agent hereunder and under the Security Agreement, upon the occurrence and during the continuance of an Event of Default, to execute on behalf of such Grantor an assignment of Trademarks that constitute Trademark Collateral in the form attached as Exhibit 1 hereto (each an “Assignment of Trademarks”) for the sole purpose of effecting the Collateral Agent’s exercise of its remedies under Section 8 of the Security Agreement. In furtherance of the foregoing, the Grantor hereby authorizes the Collateral Agent to complete, execute and record with the PTO an Assignment of Trademarks on behalf of such Grantor upon the occurrence and during the continuance of an Event of Default for the sole purpose of effecting the Collateral Agent’s exercise of its remedies under Section 8 of the Security Agreement.

2.3 Conditional Assignment. In addition to, and not by way of limitation of, the grant and pledge of the Trademark Collateral provided in Section 2.1, the Grantor hereby grants, assigns, transfers, conveys and sets over to the Collateral Agent, for the benefit of the Secured Parties, such Grantor’s entire right, title and interest in and to the Trademark Collateral; provided, that such grant, assignment, transfer and conveyance shall be and become of force and effect only (a) in connection with the Collateral Agent’s exercise of its rights and remedies in strict accordance with the terms of the Security Agreement, and (b) upon or after the occurrence and during the continuance of an Event of Default and (c) either (i) upon the written demand of the Collateral Agent at any time during such continuance or (ii) immediately and automatically (without notice or action of any kind by the Collateral Agent) upon an Event of Default for which acceleration of the payment of the Notes is automatic under the Indenture or upon the sale or other disposition of or foreclosure upon the Collateral pursuant to the Security Agreement and applicable law (including the transfer or other disposition of the Collateral by the Grantor to the Collateral Agent or its nominee in lieu of foreclosure).

2.4 Supplemental to Security Agreement. Pursuant to the Security Agreement the Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and lien on the Collateral (including the Trademark Collateral). The Security Agreement, and all rights and interests of the Collateral Agent in and to the Collateral (including the Trademark Collateral) thereunder, are hereby ratified and confirmed in all respects. In no event shall this Agreement, the grant, assignment, transfer and conveyance of the Trademark Collateral hereunder, or the recordation of this Agreement (or any other document hereunder) with the PTO, adversely affect or impair, in any way or to any extent, the Security Agreement, the security interest of the Collateral Agent in the Collateral (including the Trademark Collateral) pursuant to the Security Agreement, the attachment and perfection of such security interest under the UCC (including the security interest in the Trademark Collateral), or any present or future rights and interests of the Collateral Agent in and to the Collateral under or in connection with the Security Agreement or the UCC. Any and all rights and interests of the Collateral Agent in and to the Trademark Collateral (and any and all obligations of the Grantor with respect to the Trademark Collateral) provided herein, or arising hereunder or in connection herewith, shall only supplement and be cumulative and in addition to the rights and interests of the Collateral Agent (and the obligations of the Grantor) in, to or with respect to the Collateral (including the Trademark Collateral) provided in or arising under or in connection with the Security Agreement and shall not be in derogation thereof.

3.

AFTER-ACQUIRED TRADEMARKS

3.1 After-acquired Trademarks. If, after the execution of the Agreement and before the end of the Security Period, the Grantor shall obtain any right, title or interest in or to any other or new Trademarks, Trademark Licenses, Trade Secrets or Trade Secret Licenses or become entitled to the benefit of any Trademarks, Trademark Licenses, Trade Secrets or Trade Secret Licenses, the provisions of this Agreement shall automatically apply thereto and such Grantor shall promptly provide to the Collateral Agent notice thereof in writing and execute and deliver to the Collateral Agent such documents or instruments as the Collateral Agent may reasonably request further to implement, preserve or evidence the Collateral Agent’s interest therein.

3.2 Amendment to Schedule. The Grantor authorizes the Collateral Agent to modify this Agreement and the Assignments of Trademarks, without the necessity of such Grantor’s further approval or signature, by amending Schedule A hereto and the Annex to each Assignment of Trademarks to include any future or other Trademarks, Trademark Licenses, Trade Secrets or Trade Secret Licenses that become part of the Trademark Collateral under Section 2 or Section 3.1.

4.

GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement, the relationship between the parties hereunder and any claim or dispute (whether sounding in contract, tort, statute or otherwise) relating to this Agreement or that relationship shall be governed by and construed in accordance with law of the State of New York including section 5-1401 of the New York General Obligations Law but excluding any other conflict of law rules that would lead to the application of the law of another jurisdiction. If the law of a jurisdiction other than New York is, under section 1-105(2) of the UCC, mandatorily applicable to the perfection, priority or enforcement of any security interest granted under this Agreement in respect of any Trademark Collateral, that other law shall apply solely to the matters of perfection, priority or enforcement to which it is mandatorily applicable.

5.

MISCELLANEOUS.

(a) Headings. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Grantor and its respective successors and assigns, and shall inure to the benefit of the Secured Parties and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Grantor acknowledges receipt of a copy of this Agreement.

(b) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Signatures begin on next page]

IN WITNESS WHEREOF, this Trademark Security and Pledge Agreement has been executed and delivered by its duly authorized officer as of the day and year first above written.

[ ], as Grantor

By:
Name:
Title:

U.S. Bank National Association, as Collateral Agent

By:
Name:
Title:

Schedule A

to the Trademark Security and Pledge Agreement

(to be completed by the Grantor)

Grantor: [            ]

United States Trademark Registrations of Grantor

Trademark	Registration No./ Application No.	Registration Date/ Application Date

EXHIBIT 1

ASSIGNMENT OF TRADEMARKS

WHEREAS,                     , a                      organized and existing under the laws of the State of                     , having a place of business at                      (the “Assignor”), has adopted and used and is using the trademarks (the “Trademarks”) identified on the Annex hereto, and is the owner of such Trademarks; and

WHEREAS, U.S. Bank National Association, having a place of business at 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota 55107-2292 (the “Assignee”), is desirous of acquiring the Trademarks;

WHEREAS, the Assignor and the Assignee have entered into that certain Trademark Security and Pledge Agreement, dated as of                     , 20     (as may be amended, Trademark Collateral Agreement”). Capitalized terms used and not defined herein have the meanings given such terms in the Trademark Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Assignor does hereby assign, sell and transfer unto the Assignee all right, title and interest in and to the Trademarks, together with (i) the Trademark Licenses and Trade Secret Licenses identified on the Annex attached hereto and incorporated herein by reference, (ii) the goodwill of the business symbolized by and associated with the Trademarks, and (iii) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements of or damage or injury to the Trademarks or such associated goodwill.

This Assignment of Trademarks is intended to and shall take effect at such time as the Assignee shall complete this instrument by signing its acceptance of this Assignment of Trademarks below.

IN WITNESS WHEREOF, the Assignor, by its duly authorized officer, has executed this assignment, on this      day of                     , 20    .

[ ]

By:
Name:
Title:

The foregoing assignment of the Trademarks by the Assignor to the Assignee is hereby accepted as of the      day of                     , 20    .

U.S. Bank National Association

By:
Name:
Title:

COMMONWEALTH OR STATE OF                                     )

                                         ) ss.

COUNTY OF

On this the      day of                     , 20    , before me appeared             , the person who signed this instrument, who acknowledged that (s)he is the                      of                     , and that being duly authorized (s)he signed such instrument as a free act on behalf of                 .

Notary Public
[Seal]
My commission expires:

ANNEX

U.S. TRADEMARK REGISTRATIONS AND APPLICATIONS

Title	App. No. Filing Date	Reg. No. Issue Date	Security Interest

EXHIBIT 3

Form of Copyright Security Agreement

(see attached)

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [             , 2017] (as amended, restated, amended and restated or otherwise modified, this “Agreement”), is made by Vector Tobacco Inc., a Virginia corporation (the “Grantor”) in favor of U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the Noteholders (as defined in the Security Agreement referred to below).

WHEREAS, the Grantor has guaranteed the Notes issued under the Indenture, dated as of January 27, 2017 (as amended, supplemented, or otherwise modified from time to time, the “Indenture”) among Vector Group Ltd. (the “Issuer”), the Grantor and certain of the Issuer’s other direct and indirect subsidiaries and the Collateral Agent, in its capacity as trustee thereunder.

WHEREAS, it is a condition precedent to the obligations of the Collateral Agent under the Indenture that the Grantor shall have executed and delivered that certain Security Agreement, dated as of January 27, 2017, in favor of the Collateral Agent (as amended, supplemented, replaced or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted a security interest in certain Property, including certain Intellectual Property of the Grantor to the Collateral Agent for the benefit of the Secured Parties, and has agreed as a condition thereof to execute this Agreement for recording with the United States Copyright Office and other applicable Governmental Authorities.

WHEREAS, this Agreement is supplemental to the provisions contained in the Security Agreement and, in the event of an inconsistency among them, the Security Agreement shall control over this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement. Unless otherwise provided herein, the rules of construction set forth in Section 1.2 of the Security Agreement shall be applicable to this Agreement.

“Assignment of Copyrights” has the meaning set forth in Section 2.2 herein.

“Copyright Collateral” has the meaning set forth in Section 2.1 herein.

SECTION 2.

2.1 Grant of Security Interest in Copyright Collateral. The Grantor hereby pledges and grants to Collateral Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the Copyrights and Copyright Licenses, including the Copyrights and Copyright Licenses referred to on Schedule I hereto (as such schedule may be amended or supplemented from time to time), in each case whether presently existing or hereafter created or acquired (collectively, the “Copyright Collateral”).

2.2 Assignment of Copyrights upon Default. The Grantor acknowledges that the Collateral Agent has the right, pursuant to the power of attorney granted the Collateral Agent hereunder and under the Security Agreement, upon the occurrence and during the continuance of an Event of Default, to execute on behalf of such Grantor an assignment of Copyrights and Copyright Licenses that constitute Copyright Collateral in substantially the form of Exhibit 1 hereto (each an “Assignment of Copyrights”) for the sole purpose of effecting the Collateral Agent’s exercise of its remedies under Section 8 of the Security Agreement. In furtherance of the foregoing, the Grantor hereby authorizes the Collateral Agent to complete, execute and record with the United States Copyright Office an Assignment of Copyrights on behalf of such Grantor upon the occurrence and during the continuance of an Event of Default for the sole purpose of effecting the Collateral Agent’s exercise of its remedies under Section 8 of the Security Agreement.

2.3 Conditional Assignment. In addition to, and not by way of limitation of, the grant and pledge of the Copyright Collateral provided in Section 2.1, the Grantor hereby grants, assigns, transfers, conveys and sets over to the Collateral Agent, for the benefit of the Secured Parties, such Grantor’s entire right, title and interest in and to the Copyright Collateral; provided, that such grant, assignment, transfer and conveyance shall be and become of force and effect only (a) in connection with the Collateral Agent’s exercise of its rights and remedies in strict accordance with the terms of the Security Agreement, and (b) upon or after the occurrence and during the continuance of an Event of Default and (c) either (i) upon the written demand of the Collateral Agent at any time during such continuance or (ii) immediately and automatically (without notice or action of any kind by the Collateral Agent) upon an Event of Default for which acceleration of the payment of the Notes is automatic under the Indenture or upon the sale or other disposition of or foreclosure upon the Collateral pursuant to the Security Agreement and applicable law (including the transfer or other disposition of the Collateral by the Grantor to the Collateral Agent or its nominee in lieu of foreclosure).

2.4 Supplemental to Security Agreement. Pursuant to the Security Agreement the Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and lien on the Collateral (including the Copyright Collateral). The Security Agreement, and all rights and interests of the Collateral Agent in and to the Collateral (including the Copyright Collateral) thereunder, are hereby ratified and confirmed in all respects. In no event shall this Agreement, the grant, assignment, transfer and conveyance of the Copyright Collateral hereunder, or the recordation of this Agreement (or any other document hereunder) with the United States Copyright Office, adversely affect or impair, in any way or to any extent, the Security Agreement, the security interest of the Collateral Agent in the Collateral (including the Copyright Collateral) pursuant to the Security Agreement, the attachment and perfection of such security interest under the UCC (including the security interest in the Copyright Collateral), or any present or future rights and interests of the Collateral Agent in and to the Collateral under or in connection with the Security Agreement or the UCC. Any and all rights and interests of the Collateral Agent in and to the Copyright Collateral (and any and all obligations of the Grantor with respect to the Copyright Collateral) provided herein, or arising hereunder or in connection herewith, shall only supplement and be cumulative and in addition to the rights and interests of the Collateral Agent (and the obligations of the Grantor) in, to or with respect to the Collateral (including the Copyright Collateral) provided in or arising under or in connection with the Security Agreement and shall not be in derogation thereof.

SECTION 3. Security Agreement. The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. After-Acquired Copyrights. If, after the execution of the Agreement and before the end of the Security Period, the Grantor shall obtain any right, title or interest in or to any other or new Copyrights or Copyright Licenses or become entitled to the benefit of any Copyrights or Copyright Licenses, the provisions of this Agreement shall automatically apply thereto and such Grantor shall promptly provide to the Collateral Agent notice thereof in writing and execute and deliver to the Collateral Agent such documents or instruments as the Collateral Agent may reasonably request further to implement, preserve or evidence the Collateral Agent’s interest therein.

SECTION 5. MISCELLANEOUS

5.1 Applicable Law. This Agreement, the relationship between the parties hereunder and any claim or dispute (whether sounding in contract, tort, statute or otherwise) relating to this Agreement or that relationship shall be governed by and construed in accordance with law of the State of New York including section 5-1401 of the New York General Obligations Law but excluding any other conflict of law rules that would lead to the application of the law of another jurisdiction. If the law of a jurisdiction other than New York is, under section 1-105(2) of the UCC, mandatorily applicable to the perfection, priority or enforcement of any security interest granted under this Agreement in respect of any Copyright Collateral, that other law shall apply solely to the matters of perfection, priority or enforcement to which it is mandatorily applicable.

5.2 Amendment to Schedule. The Grantor authorizes the Collateral Agent to modify this Agreement, without the necessity of such Grantor’s further approval or signature, by amending Schedule A hereto and the Annex to each Assignment of Copyrights to include any future or other Copyrights or Copyright Licenses that become part of the Copyright Collateral under Section 2 or Section 4.

SECTION 6. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[ ], as Grantor

By:
Name:
Title:

U.S. Bank National Association, as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Registrations

Registration No.	Registration Date	Title

Applications

Application No.	Application Date	Title

EXHIBIT 1

ASSIGNMENT OF COPYRIGHTS

WHEREAS,                     , a                      organized and existing under the laws of the State of                     , having a place of business at                      (the “Assignor”), has adopted and used and is using the copyrights (the “Copyrights”) identified on the Annex hereto, and is the owner of such Copyrights; and

WHEREAS, U.S. Bank National Association, having a place of business at 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota 55107-2292 (the “Assignee”), is desirous of acquiring the Copyrights;

WHEREAS, the Assignor and the Assignee have entered into that certain Copyright Security Agreement, dated as of                     , 20     (as may be amended, Copyright Security Agreement”). Capitalized terms used and not defined herein have the meanings given such terms in the Copyright Security Agreement;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Assignor does hereby assign, sell and transfer unto the Assignee all right, title and interest in and to the Copyrights and Copyright Licenses, including the Copyrights and Copyright Licenses identified on the Annex attached hereto and incorporated herein by reference.

This Assignment of Copyrights is intended to and shall take effect at such time as the Assignee shall complete this instrument by signing its acceptance of this Assignment of Copyrights below.

IN WITNESS WHEREOF, the Assignor, by its duly authorized officer, has executed this assignment, , on this      day of                     , 20    .

[ ]

By:
Name:
Title:

The foregoing assignment of the Copyrights by the Assignor to the Assignee is hereby accepted as of the      day of                     , 20    .

U.S. Bank National Association

By:
Name:
Title:

COMMONWEALTH OR STATE OF                                     )

                                         ) ss.

COUNTY OF

On this the      day of                     , 20    , before me appeared                     , the person who signed this instrument, who acknowledged that (s)he is the                      of                     , and that being duly authorized (s)he signed such instrument as a free act on behalf of                     .

Notary Public
[Seal]
My commission expires:

ANNEX

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Title	App. No. Filing Date	Reg. No. Issue Date	Security Interest